Exhibit 99.1

NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

	1720 North First Street	October 5, 2006
San Jose, CA 95112-4598

Contact:	Marty Kropelnicki (408) 367-8200 (analysts)	For Immediate Release
Shannon Dean (310) 257-1435 (media)
CALIFORNIA WATER SERVICE GROUP PRICES
PUBLIC OFFERING OF 2,000,000 SHARES OF COMMON STOCK

     SAN JOSE, Calif. — California Water Service Group (NYSE: CWT) announced today that a public offering of 2,000,000 shares of its common stock was priced at $36.75 per share to yield total gross proceeds to the Company of $73.5 million. The offering is expected to close on October 12, 2006. The Company has granted the underwriters a 30-day option to purchase up to an additional 300,000 shares of its Common Stock to cover over-allotments, if any.
     Robert W. Baird & Co. Incorporated is acting as the sole bookrunning manager for the offering, with A.G. Edwards & Sons, Inc. acting as joint lead-manager. Edward D. Jones & Co. L.P., J.J.B. Hilliard, W.L. Lyons, Inc. and Stifel, Nicolaus & Company, Incorporated are acting as co-managers.
     The Company plans to add the net proceeds of approximately $70.7 million, after deducting underwriting commissions from the sale of the Common Stock, to its general funds to be used for general corporate purposes, such as investing in its subsidiaries, increasing its working capital, making capital expenditures, acquiring assets, and taking advantage of other business opportunities.

     Copies of the final Prospectus Supplement may be obtained from Robert W. Baird & Co. Incorporated, Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, WI 53202, or by calling 1- 800-RWBAIRD (1-800-792-2473).
     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements, including, among others, statements regarding the anticipated closing date, the Company’s current intentions regarding the use of proceeds and whether the underwriters will exercise their over-allotment option, are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. The Company’s results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include but are not limited to: the failure by any of the parties to the underwriting agreement to fulfill the terms and conditions therein; the occurrence of any event causing a material adverse effect on the Company, such as a disruption in the financial markets, natural disasters, civil disturbances, terrorist threats or acts and an escalation in the involvement of the United States in war or other hostilities; governmental and regulatory commissions’ decisions, including decisions relating to ratemaking and also relating to proper disposition of property; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in the political landscape; changes in existing law and introduction of new legislation; changes in, and the accuracy of, accounting valuations and estimates; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; increases in suppliers’ prices and the availability of uninterrupted supplies including water and electric power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; our success entering into new, and renewing existing, service contracts with cities, agencies and municipal utility districts; our ability to manage growth; the ability to successfully implement business plans; work stoppages and union issues; loss of key personnel; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase the Company’s financing costs or affect its ability to borrow, make payments on debt or pay dividends; the reliability of the Company’s information technology; litigation with third parties; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph as well as other risk factors disclosed in the Company’s Registration Statement on Form S-3 for this offering, 10-K’s, 10-Q’s, 8-K’s and others filings made by the Company and on file with the SEC. The Company assumes no obligation to provide public updates of forward-looking statements.
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Source: California Water Service Group

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